Exhibit 99.1

EnerNOC Media Relations: Robin Deliso 617.692.2601 news@enernoc.com	Investor Relations: Christopher Sands 617.692.2569 ir@enernoc.com

EnerNOC Reports Results for First Quarter of 2016
Boston, May 5, 2016 -- EnerNOC, Inc. (Nasdaq: ENOC), a leading provider of energy intelligence software (EIS) and demand response solutions, today announced results for the first quarter ended March 31, 2016.
“We’ve had a terrific start to 2016 and are well on track to achieving our goals for the year,” said Tim Healy, Chairman and CEO of EnerNOC. “In the first quarter, we continued to increase our subscription software revenue and average deal size, and we enhanced the full-year outlook for our demand response business through solid execution.”

Summary Financial Results
In thousands
	Q1 2016	Q1 2015
Revenue
Software	$17,033	$17,417
Demand Response	$36,347	$33,134
Total Revenue	$53,380	$50,551

Net Loss	$(40,538)	$(50,301)
Net Loss Per Diluted Share	$(1.41)	$(1.80)

Cash Used in Operations	$(29,747)	$(18,452)
Free Cash Flow [1]	$(34,138)	$(23,658)
Adjusted EBITDA[1]
Software adjusted EBITDA	$(18,007)	$(20,246)
Demand Response adjusted EBITDA	$(3,484)	$(6,416)
Corporate unallocated expenses	$(5,671)	$(3,350)
Consolidated adjusted EBITDA[1]	$(27,162)	$(30,012)
1 Refer to "Statement of Use of Non-GAAP Measures" for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Recent Highlights

•
We grew our Subscription Software annual recurring revenue (ARR) by $2 million sequentially to $35 million at the end of the first quarter. On a year-over-year basis, Subscription Software ARR increased by $13 million, or 59%.

•
Eaton is deploying our EIS solutions to help improve visibility into energy spending and to continue proactively managing energy costs. Eaton now subscribes to our enterprise-class software at nearly 100 sites.

•
We won a three-year, $6 million dollar contract from the Commonwealth of Massachusetts' Division of Capital Asset Management and Maintenance (MA DCAMM) for the deployment of our software at more than 420 sites.

•	We reached an agreement to divest a non-strategic utility services business for estimated net proceeds of $14 million. We expect the transaction to close in the second quarter.

Company Issues Second Quarter Guidance and Updates Full Year 2016 Guidance
The Company today issued guidance for the second quarter of 2016 and updated its previously issued guidance for the full year. The Company’s guidance is based on the current indications for its business, which may change at any time.

Guidance for Quarter Ending June 30, 2016
Total Revenue (in millions)	$120-$130
Software Revenue	$15-$17
Demand Response Revenue	$105-$113
GAAP Net Loss Per Diluted Share	($0.24)-($0.14)
Consolidated adjusted EBITDA[1] (in millions)	$0-$3
1 Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
The Company's updated full-year guidance reflects higher revenue and adjusted EBITDA for the Demand Response segment as a result of strong operating performance in the first quarter, and lower revenue for the Software segment as a result of the planned divestiture of a utility services business in the second quarter. Excluding the planned divestiture, the Company's full-year revenue outlook for the Software segment is unchanged.

Guidance for the Year Ending December 31, 2016
	Issued on February 25, 2016	Issued on May 5, 2016 [1]
Total Revenue (in millions)	$365-$395	$365-$395
Software Revenue	$80-$85	$72-$77 [1]
Demand Response Revenue	$285-$310	$293-$318
GAAP Net Loss Per Diluted Share	($3.85)-($3.50)	($3.25)-($2.90)
Consolidated adjusted EBITDA[2] (in millions)	($45)-($35)	($40)-($30)
Software adjusted EBITDA (in millions)	($65)-($60)	($65)-($60)
Demand Response adjusted EBITDA (in millions)	$40-$45	$45-$50
Corporate unallocated expenses (in millions)	~($20)	~($20)
1 Guidance issued on May 5, 2016 reflects the planned divestiture of a utility services business, which is expected to reduce 2016 estimated Software Revenue by approximately $8M.
2 Refer to “Statement of Use of Non-GAAP Measures” for non-GAAP definitions and refer to the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Company to Host Live Conference Call and Webcast
The Company’s management team plans to host a live conference call and webcast at 9:00 a.m. eastern time today to discuss financial results and management’s outlook for the business. The conference call may be accessed in the United States by dialing +1.800.288.8968 and using access code “ENOC”. The conference call may be accessed outside of the United States by dialing +1.612.332.0107 and using access code “ENOC”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://investor.enernoc.com. A replay of the conference call will be available approximately one hour after the call by dialing +1.800.475.6701 or +1.320.365.3844 and using access code 391202 or by accessing the webcast replay on the Company’s investor relations website.
About EnerNOC
EnerNOC is a leading provider of energy intelligence software (EIS) and demand response solutions. With capabilities to better address budgets and procurement, utility bill management, facility analysis and optimization, sustainability and reporting, project tracking, and demand management, EnerNOC's enterprise SaaS platform helps businesses control energy costs, mitigate risk, and streamline compliance and sustainability reporting. EnerNOC also offers access to more demand response programs worldwide than any other provider, offering businesses a valuable payment stream to further enhance bottom line results. EnerNOC's utility SaaS platform enables energy suppliers to forge deeper customer relationships, address regulatory mandates, and cost-effectively integrate demand-side resources to improve grid reliability through key capabilities, including customer engagement, demand response, energy efficiency, operational effectiveness, and wholesale procurement. For more information, visit www.enernoc.com.

EnerNOC, Inc. Safe Harbor Statement
Statements in this press release regarding management's future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance on both a GAAP and non-GAAP basis, and the future growth and success of the Company’s energy intelligence software and demand response solutions, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "could increase the likelihood," "estimate," "expect," "intend," "is planned," "may," "should," "will," "will enable," "would be expected," "look forward," "may provide," "would" or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section "Risk Factors" in EnerNOC's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company's actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EnerNOC, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Software	$17,033	$17,417
Demand Response	36,347	33,134
Total revenues	53,380	50,551
Cost of revenues	32,594	31,956
Gross profit	20,786	18,595
Operating expenses:
Selling and marketing	25,015	28,496
General and administrative	27,916	28,289
Research and development	8,043	7,451
Total operating expenses	60,974	64,236
Loss from operations	(40,188)	(45,641)
Other income (expense), net	3,087	(4,657)
Interest expense	(1,777)	(2,292)
Loss before income tax	(38,878)	(52,590)
(Provision for) benefit from income tax	(1,691)	2,285
Net loss	(40,569)	(50,305)
Net loss attributable to noncontrolling interest	(31)	(4)
Net loss attributable to EnerNOC, Inc.	$(40,538)	$(50,301)

Net loss per common share attributable to EnerNOC, Inc.
Basic and diluted	$(1.41)	$(1.80)

Weighted average number of common shares used in computing net loss per share attributable to EnerNOC, Inc.
Basic and diluted	28,806,810	28,007,756

EnerNOC, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)
(unaudited)
	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$104,399	$138,120
Trade accounts receivable, net	39,350	43,355
Unbilled revenue	28,504	70,101
Capitalized incremental direct customer contract costs	45,141	33,917
Prepaid expenses and other current assets	15,165	8,118
Total current assets	232,559	293,611

Property and equipment, net	47,451	49,653
Goodwill and intangible assets, net	92,639	94,099
Deposits and other assets	5,477	6,351
Total assets	$378,126	$443,714

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,117	$6,002
Accrued capacity payments	72,330	104,278
Accrued payroll and related expenses	14,866	18,058
Accrued expenses and other current liabilities	13,197	20,734
Deferred revenue	72,424	55,631
Total current liabilities	173,934	204,703

Deferred tax liability	1,865	355
Deferred revenue	4,570	3,696
Other liabilities	8,214	8,763
Convertible senior notes	112,216	111,254
Total long-term liabilities	126,865	124,068

Stockholders' equity:
Common stock, $0.001 par value; 50,000,000 shares authorized, 30,634,982 and 30,797,289 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	30	30
Additional paid-in capital	380,043	377,473
Accumulated other comprehensive loss	(8,141)	(8,524)
Accumulated deficit	(294,873)	(254,335)
Total EnerNOC, Inc. stockholders' equity	77,059	114,644
Non-controlling interest	268	299
Total stockholders' equity	77,327	114,943
Total liabilities and stockholders' equity	$378,126	$443,714

EnerNOC, Inc.
Condensed Consolidated Statements of Cash Flow Data
(in thousands)
(unaudited)
	Three Months Ended
Condensed Consolidated Statements of Cash Flow Data	March 31, 2016	March 31, 2015
Cash used in operating activities	$(29,747)	$(18,452)
Cash used in investing activities	(4,609)	(80,566)
Cash used in financing activities	(672)	(1,011)
Effects of exchange rate changes on cash and cash equivalents	1,307	(1,894)
Net change in cash and cash equivalents	(33,721)	(101,923)
Cash and cash equivalents at beginning of period	138,120	254,351
Cash and cash equivalents at end of period	$104,399	$152,428

EnerNOC, Inc.
Statement on Use of Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures, including adjusted EBITDA and free cash flow, that exclude certain amounts. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.
The GAAP measure most comparable to adjusted EBITDA is GAAP net (loss) income attributable to EnerNOC, Inc. and the GAAP measure most comparable to free cash flow is cash flows provided by (used in) operating activities. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included below.
Management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. Management believes that such measures help indicate underlying trends in the business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of the business and a good measure of the Company’s historical operating trend. In addition, management considers free cash flow to be an indicator of the Company’s operating trend and performance of the business.
The following is an explanation of the non-GAAP measures that management utilizes, including the adjustments that management excluded as part of the non-GAAP measures:

•
Management defines adjusted EBITDA as net (loss) income attributable to EnerNOC, Inc., excluding depreciation, amortization, asset impairments, stock-based compensation, direct and incremental expenses related to acquisitions, divestitures, and restructuring activities, gains on early extinguishment of debt, interest expense, income taxes and other income (expense), net.

•
Management defines free cash flow as net cash provided by (used in) operating activities, less capital expenditures, plus net cash provided by the sale of assets or disposals of businesses. Management defines capital expenditures as purchases of property and equipment, which includes capitalization of internal-use software development costs.

Adjusted EBITDA and free cash flow may have limitations as analytical tools. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

EnerNOC, Inc.
Reconciliation of Free Cash Flow
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2016	2015
Net cash used in operating activities	$(29,747)	$(18,452)
Subtract: Purchases of property and equipment	(4,391)	(5,206)
Free cash flow	$(34,138)	$(23,658)

EnerNOC, Inc.
Supplemental Financial Schedule of Segment Results
(in thousands)
(unaudited)
	Three Months Ended
Segment Information	March 31, 2016	March 31, 2015
Revenues:
Software
Subscription software	$6,176	$4,487
Procurement solutions	8,933	8,621
Professional services	1,924	4,309
Total Software Revenues	17,033	17,417

Demand Response
Grid operator	26,812	23,746
Utility	9,535	9,388
Total Demand Response Revenues	36,347	33,134

Consolidated Revenues	$53,380	$50,551

Adjusted EBITDA:
Software adjusted EBITDA	$(18,007)	$(20,246)
Demand Response adjusted EBITDA	(3,484)	(6,416)
Corporate unallocated expenses	(5,671)	(3,350)
Consolidated adjusted EBITDA	$(27,162)	$(30,012)

EnerNOC, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2016	2015
Adjusted EBITDA
Software adjusted EBITDA	$(18,007)	$(20,246)
Demand Response adjusted EBITDA	(3,484)	(6,416)
Total Segment adjusted EBITDA	(21,491)	(26,662)
Corporate unallocated expenses	(5,671)	(3,350)
Consolidated adjusted EBITDA	(27,162)	(30,012)
Depreciation and asset impairments	(6,402)	(5,916)
Amortization	(3,285)	(3,918)
Stock-based compensation expense	(3,115)	(4,409)
Direct and incremental expenses of acquisitions, divestitures and restructurings [1]	(193)	(1,382)
Interest and other income (expense), net	1,310	(6,949)
(Provision for) benefit from income tax	(1,691)	2,285
Net loss attributable to EnerNOC, Inc.	$(40,538)	$(50,301)
1 Includes costs for third party professional services (legal, accounting, valuation) and severance.

Non-GAAP Financial Guidance
This press release also includes estimates of future consolidated adjusted EBITDA. A reconciliation of these amounts to the nearest expected GAAP results is presented below:

	Three Months Ended				Twelve Months Ended
	June 30, 2016				December 31, 2016
			Per Diluted Share				Per Diluted Share
In Millions, Except Per Share Amounts	Low	High	Low	High	Low	High	Low	High
Adjusted EBITDA:
Software adjusted EBITDA					($65)	($60)
Demand Response adjusted EBITDA					$45	$50
Corporate unallocated expenses					($20)	($20)
Consolidated adjusted EBITDA	$0	$3			($40)	($30)

Reconciling Adjustments:
Depreciation and asset impairments	($7)	($7)			($26)	($26)
Amortization	($3)	($3)			($13)	($13)
Stock-based compensation expense	($4)	($4)			($15)	($15)
Direct and incremental expenses of acquisitions, divestitures and restructuring	$0	$0			($1)	($1)
Net gain on sale of assets or service lines	$10	$10			$10	$10
Interest and other income (expense), net	($2)	($2)			($7)	($7)
Provision for income taxes	($1)	($1)			($3)	($3)

Projected GAAP Net Loss attributable to EnerNOC, Inc	($7)	($4)	($0.24)	($0.14)	($95)	($85)	($3.25)	($2.90)

Weighted Average Number of Common Shares Outstanding-Diluted	29.0	29.0			29.2	29.2

2015 Restated Results by Segment

	Three Months Ended				Twelve Months Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
Revenues:
Software
Subscription software	$4,487	$4,831	$4,916	$5,651	$19,885
Procurement solutions	8,621	8,855	8,398	10,554	36,428
Professional services	4,309	6,222	4,714	10,234	25,479
Total Software Revenues	$17,417	$19,908	$18,028	$26,439	$81,792

Demand Response
Grid operator	$23,746	$41,607	$171,928	$20,727	$258,008
Utility	9,388	10,985	27,368	12,043	59,784
Total Demand Response Revenues	$33,134	$52,592	$199,296	$32,770	$317,792

Consolidated Revenues	$50,551	$72,500	$217,324	$59,209	$399,584

Adjusted EBITDA
Software adjusted EBITDA	$(20,246)	$(15,000)	$(13,842)	$(9,212)	$(58,300)
Demand Response adjusted EBITDA	(6,416)	13,613	49,433	(4,356)	52,274
Total Segment adjusted EBITDA	(26,662)	(1,387)	35,591	(13,568)	(6,026)
Corporate unallocated expenses	(3,350)	(1,817)	(3,884)	(5,991)	(15,042)
Consolidated adjusted EBITDA	$(30,012)	$(3,204)	$31,707	$(19,559)	$(21,068)
Depreciation and asset impairments	$(5,916)	$(5,887)	$(5,849)	$(7,383)	$(25,035)
Amortization	(3,918)	(4,027)	(3,662)	(3,645)	(15,252)
Stock based compensation expense	(4,409)	(3,321)	(3,656)	(3,199)	(14,585)
Direct and incremental expenses of acquisitions, divestitures and restructuring	(1,382)	(1,461)	(69)	(310)	(3,222)
Goodwill impairment	—	—	—	(108,763)	(108,763)
Gain on extinguishment of debt	—	—	—	9,230	9,230
Interest and other income (expense), net	(6,949)	(535)	(5,067)	(3,839)	(16,390)
(Provision for) benefit from income tax	2,285	(345)	(417)	8,487	10,010
Net (loss) income attributable to EnerNOC, Inc.	$(50,301)	$(18,780)	$12,987	$(128,981)	$(185,075)